Exhibit 99.1

Reconciliation of Non-GAAP Financial Information

Adjusted Segment EBITDA

DCP Midstream Partners, LP (“Partners”) uses adjusted segment EBITDA, which is a financial measure not defined in the United States generally accepted accounting principles (GAAP). Adjusted segment EBITDA is used as a supplemental performance measure by our management and we believe by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:

•	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure; and

•	viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

We define adjusted segment EBITDA for each segment as segment net income or loss attributable to Partners less interest income and non-cash commodity derivative gains for that segment, plus interest expense, income tax expense, depreciation and amortization expense and non-cash commodity derivative losses for that segment, adjusted for any noncontrolling interest on depreciation and amortization expense, and income tax expense for that segment.

The accompanying schedules provide reconciliations of this non-GAAP financial measure to its most directly comparable GAAP financial measure. Adjusted segment EBITDA should not be considered in isolation or as an alternative to our financial measures presented in accordance with GAAP, including net income or loss attributable to Partners, or any other measure of performance presented in accordance with GAAP. Adjusted segment EBITDA as presented by us may not be comparable to similarly titled measures of other companies because they may not calculate adjusted segment EBITDA in the same manner.

Reconciliation of Non-GAAP Financial Information

Adjusted Segment EBITDA - Natural Gas Services Segment

(Unaudited)

The following is a reconciliation of segment net income or net loss attributable to partners to adjusted segment EBITDA for the Natural Gas Services Segment.

	Year Ended
	December 31,
		As reported in*	As reported in*	As reported in*
	2009	2008	2007	2006
	(Millions)
Natural Gas Services Segment
Segment net (loss) income attributable to partners	$(2.1)	$170.2	$11.6	$50.7
Non-cash commodity derivative mark-to-market	84.2	(99.2)	78.3	(0.1)
Depreciation and amortization expense	61.9	33.8	21.9	11.1
Noncontrolling interest on depreciation and income tax	(11.6)	(0.9)	(0.3)	—

Adjusted segment EBITDA	$132.4	$103.9	$111.5	$61.7

*	As reported excludes the impact of contributions of assets between entities under common control: 2008 and 2007 exclude the impact of an additional 25.1% interest in our East Texas system (or East Texas), which brought our ownership interest to 50.1%; 2006 excludes the impact of our 50.1% interest in East Texas and our 40% interest in Discovery Producer Services LLC.

Reconciliation of Non-GAAP Financial Information

Adjusted Segment EBITDA - Wholesale Propane Logistics Segment

(Unaudited)

We believe it is helpful to our management and investors to consider performance of our Propane Logistics Segment over a complete winter heating season. The following is a reconciliation of segment net income or net loss attributable to partners to adjusted segment EBITDA for the Wholesale Propane Logistics Segment:

Wholesale Propane Logistics Adjusted EBITDA by Heating Season

	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Twelve Months Ended March 31, 2010
	(Millions)
Segment net income attributable to partners	$3.0	$2.4	$9.0	$10.8	$25.2
Non-cash commodity derivative mark-to-market	0.1	(0.6)	(0.1)	0.6	—
Depreciation and amortization expense	0.4	0.3	0.4	0.3	1.4

Adjusted segment EBITDA	$3.5	$2.1	$9.3	$11.7	$26.6

	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Twelve Months Ended March 31, 2009
	(Millions)
Segment net income (loss) attributable to partners	$0.9	$(1.3)	$(3.9)	$22.8	$18.5
Non-cash commodity derivative mark-to-market	0.2	(0.2)	0.3	(0.2)	0.1
Depreciation and amortization expense	0.3	0.3	0.4	0.3	1.3

Adjusted segment EBITDA	$1.4	$(1.2)	$(3.2)	$22.9	$19.9

	Q2 2007	Q3 2007	Q4 2007	Q1 2008	Twelve Months Ended March 31, 2008
	(Millions)
Segment net income (loss) attributable to partners	$1.5	$(0.9)	$6.0	$5.6	$12.2
Non-cash commodity derivative mark-to-market	0.3	1.0	1.3	(2.7)	(0.1)
Depreciation and amortization expense	0.2	0.3	0.4	0.3	1.2

Adjusted segment EBITDA	$2.0	$0.4	$7.7	$3.2	$13.3

	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Twelve Months Ended March 31, 2007
	(Millions)
Segment net income (loss) attributable to partners	$0.5	$(1.7)	$4.6	$7.4	$10.8
Non-cash commodity derivative mark-to-market	—	—	—	—	—
Depreciation and amortization expense	0.2	0.2	0.1	0.2	0.7

Adjusted segment EBITDA	$0.7	$(1.5)	$4.7	$7.6	$11.5

Reconciliation of Non-GAAP Financial Information

Adjusted Segment EBITDA - NGL Logistics Segment

(Unaudited)

The following is a reconciliation of segment net income attributable to partners to adjusted segment EBITDA for the NGL Logistics Segment:

	Year Ended
	December 31,
	2009	2008	2007	2006
	(Millions)
NGL Logistics Segment
Segment net income attributable to partners	$6.9	$5.5	$3.3	$1.9
Depreciation and amortization expense	1.4	1.4	1.4	0.9

Adjusted segment EBITDA	$8.3	$6.9	$4.7	$2.8